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                                                                    EXHIBIT 23.1


Consent of Independent Accountants


     We consent to the incorporation by reference in this Current Report on Form 8-K of our report dated May 28, 1997, on our audit of the consolidated financial statements of RTO, Inc. and subsidiaries as of December 31, 1995 and 1996, and for the three years in the period ended December 31, 1996, appearing in the registration statement on Form S-4 (SEC File No. 333-44451) of Alrenco, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



                                             COOPERS & LYBRAND L.L.P.

Spartanburg, South Carolina
May 28, 1997